Exhibit 10.60

Grant No.

FORM OF

ENDO PHARMACEUTICALS HOLDINGS INC.

2010 STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

This Stock Option Agreement (the “Option Agreement”) is made and entered into as of the date of grant set forth below (the “Date of Grant”) by and between Endo Pharmaceutical Holdings Inc., a Delaware corporation (the “Company”), and the optionee named below (the “Optionee”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Company’s 2010 Stock Incentive Plan (the “Plan”).

Name of Optionee:

Social Security No.:

Address:

Shares Subject to Option:

Exercise Price Per Share:

Date of Grant:

Expiration Date:

Vesting Dates:	25% of the Option Shares on first anniversary of Date of Grant
25% of the Option Shares on second anniversary of Date of Grant
25% of the Option Shares on third anniversary of Date of Grant
25% of the Option Shares on fourth anniversary of Date of Grant

Classification of Option
(Check one):	[ ] Incentive Stock Option [ ] Non-Qualified Stock Option

1. Number of Shares. The Company hereby grants to the Grantee an option (the “Option”) to purchase the total number of shares of Company Stock set forth above as Shares Subject to Option (the “Option Shares”) at the Exercise Price Per Share set forth above (the “Exercise Price”), subject to all of the terms and conditions of this Option Agreement and the Plan.

2. Incorporation of Plan. The Plan is hereby incorporated by reference and made a part hereof, and the Option and this Option Agreement shall be subject to all terms and conditions of the Plan.

3. Option Term. The term of the Option and of this Option Agreement (the “Option Term”) shall commence on the Date of Grant set forth above and, unless previously terminated pursuant to Section 7 of the Plan or Paragraph 4 of this Option Agreement, shall terminate upon the Expiration Date set forth above. As of the Expiration Date, all rights of the Optionee hereunder shall terminate.

4. Termination of Employment. Upon termination of the Optionee’s employment, the Option shall be treated in accordance with Section 7 of the Plan;

5. Vesting. Except as provided in Section 7 of the Plan or Paragraph 4 above, the Option shall become exercisable with respect to the number of Option Shares specified on the Exercisability Dates set forth above. Once exercisable, the Option shall continue to be exercisable at any time or times prior to the Expiration Date, subject to the provisions hereof and of the Plan.

6. Authority of the Committee. The Committee shall have full authority to interpret and construe the terms of the Plan and this Option Agreement. The determination of the Committee as to any such matter of interpretation or construction shall be final, binding and conclusive.

7. Notices. All notices and other communications under this Agreement shall be in writing and shall be given by first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three days after mailing to the respective parties named below:

If to Company:	Endo Pharmaceuticals Holdings Inc.
100 Endo Boulevard
Chadds Ford, PA 19317
Attention: Treasurer

If to the Optionee:	At the address noted above.

Either party hereto may change such party’s address for notices by notice duly given pursuant hereto.

8. Amendments. This Option Agreement may be amended or modified at any time only by an instrument in writing signed by each of the parties hereto.

9. Governing Law. This Option Agreement shall be governed by and construed according to the laws of the State of Delaware without regard to its principles of conflict of laws.

10. Acceptance. The Optionee hereby acknowledges receipt of a copy of the Plan and this Option Agreement. The Optionee has read and understand the terms and provision thereof, and accepts the Option subject to all the terms and conditions of the Plan and this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Option Agreement on the day and year first above written.

ENDO PHARMACEUTICALS HOLDINGS INC.

By

/S/ DAVID P. HOLVECK
Name: David P. Holveck
Title: President & Chief Executive Officer

Optionee

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